EXHIBIT 10.6
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "Amendment") is made and entered into as of this 26th day of October, 1995, by and between Allwaste, Inc., a Delaware corporation (the "Company"), and Robert M. Chiste (the "Employee").

         WHEREAS, the Company and the Employee are parties to an Employment Agreement dated October 17, 1994 (the "Agreement") which is attached hereto as ADDENDUM 1 and is incorporated herein in its entirety by reference, pursuant to which the Employee has performed certain services to the Company; and

         WHEREAS, as additional compensation for services provided by the Employee pursuant to the Agreement, the Agreement provided that the Employee would be entitled to receive an annual cash bonus of $150,000 for each of his first four years of employment with the Company, such bonuses being payable subject to the Company meeting certain performance targets; and

         WHEREAS, in recognition of the Employee's valuable contributions to the Company in connection with the Company's recent sale of its glass recycling operations, the Company desires to amend the Agreement to provide, and the Employee desires to accept, additional compensation for the Employee in the form of restricted shares of the Company's common stock in lieu of the cash bonuses.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herein, the Company and the Employee agree as follows:

         1. Subparagraph 2(b)(ii) of the Agreement is hereby amended by deleting the subparagraph in its entirety and substituting the following in replacement thereof:

                  (ii) In addition to the bonus described in subparagraph 2(b)(i) hereof, the Employee shall be entitled to receive 126,316 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), such Shares to vest cumulatively as follows: 31,579 of the Shares shall vest on October 26, 1996; 31,579 of the Shares shall vest on October 26, 1997; 31,579 of the Shares shall vest on October 26, 1998; and the remainder, 31,579 of the Shares, shall vest on October 26, 1999. The Employee acknowledges that such shares shall be restricted shares, subject to forfeiture as provided in the Restricted Stock Agreement attached hereto as EXHIBIT A and incorporated herein in its entirety by reference.

         2. Subparagraph 6(c)(ii) of the Agreement is hereby amended by deleting the subparagraph in its entirety and substituting the following in replacement thereof:

                  (ii) In the event of the termination of this Agreement pursuant to subparagraph 6(b)(i) or in the event of the termination of this Agreement by the Company as permitted under subparagraph 6(b)(iii) hereof, all rights and obligations of the Company and the Employee under the Agreement shall cease immediately, except that: (i) the Employee's obligations under paragraphs 3, 4, 5 and 7 hereof shall survive such termination; (ii) the Shares granted to the Employee pursuant to Section 2(b)(ii) hereof shall continue to vest as provided herein; and (iii) the Employee shall be entitled to continue to receive payment of his base salary at the then current rate for the next two (2) succeeding years, and thereafter, the Employee shall have no right to receive any compensation hereunder.

         3. Except as modified by this Amendment, all other terms of the Agreement shall continue in full force and effect without modification.


         IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement in duplicate originals, effective as of October 26, 1995.

                                            ALLWASTE, INC.


                                By: William L. Fiedler
                                Vice President, General Counsel and Secretary

                                ROBERT M. CHISTE
                                Robert M. Chiste